EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Second
Quarter 2015 Results

For the Quarter Ended June 30, 2015

—	Consolidated Adjusted Property EBITDA of $1.02 Billion

—	Consolidated Adjusted Property EBITDA Margin of 34.8%

—	In Macao, Strong Cost Discipline Drove a 150 Basis Point Sequential Improvement in Hold-Normalized Adjusted Property EBITDA Margin to 31.7%

—	Adjusted Property EBITDA at Marina Bay Sands in Singapore was $363.3 Million (Hold-Normalized Adjusted Property EBITDA Increased 6.1% on a Constant-Currency Basis Compared to the Prior-Year Quarter)

—	Adjusted Earnings per Diluted Share was $0.60

—	The Company Paid Dividends of $0.65 per Share, an Increase of 30.0% Over the Prior-Year Quarter

—	The Company Returned $65.0 Million of Capital to Shareholders Through its Stock Repurchase Program

Las Vegas, NV (July 22, 2015) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended June 30, 2015.

Second Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “While the operating environment in Macao, particularly in the high-end gaming segments, remained challenging during the quarter, our focus on the higher margin mass and non-gaming segments and the geographic diversification of our cash flows allowed us to again deliver in excess of one billion U.S. dollars of Adjusted Property EBITDA during the quarter and weather this cyclical downturn better than the industry overall.  Despite the current headwinds in the Macao market, we remain sharply focused on the consistent execution of our global growth strategy, which leverages the power of our unique convention-based Integrated Resort business model.

“Our convention-based Integrated Resort business model appeals to the broadest set of customers, generates the most diversified set of cash flows, and delivers the industry’s highest revenue and profit from non-gaming segments while bringing unsurpassed economic and diversification benefits to the regions in which we operate.  We remain confident in our ability to both further extend our global leadership position and deliver strong growth in the future.

“The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

The company paid a recurring quarterly dividend of $0.65 per common share during the quarter, an increase of 30.0% compared to the second quarter of 2014. The company also announced that its next recurring quarterly dividend of $0.65 per common share will be paid on September 30, 2015, to Las Vegas Sands shareholders of record on September 22, 2015.  That dividend represents an increase of 30.0% compared to the dividend paid in the third quarter of 2014. Additionally, since the inception of the company’s share repurchase program in June 2013, the company has returned $2.30 billion to shareholders through the repurchase of 32.3 million shares, including $65.0 million of common stock (1.3 million shares at a weighted average price of $50.46) during the quarter ended June 30, 2015.

Mr. Adelson added, “In Macao, we welcomed more than 16 million visits to our Macao property portfolio and delivered strong growth in the high-margin retail mall business.  Notwithstanding a challenging environment in the VIP and premium mass gaming segments, we delivered $559.8 million in adjusted property EBITDA across our Macao property portfolio in the second quarter.  We remain confident that our market-leading Cotai Strip properties, which will be complemented in the future by The Parisian Macao and the St. Regis tower at Sands Cotai Central, will continue to provide the economic benefits of diversification to Macao, help attract greater numbers of business and leisure travelers and provide an outstanding and diversified platform for growth in the years ahead.”

In Singapore, Marina Bay Sands generated record mass gaming win-per-day in local currency terms in the second quarter of 2015. Adjusted property EBITDA decreased to $363.3 million in the current quarter as healthy growth in mass gaming win was offset by a decrease in Rolling Chip win (partially due to a lower Rolling Chip win percentage compared to the prior-year quarter) and the negative impact of the stronger U.S. dollar. Hold-normalized adjusted property EBITDA increased 6.1% on a constant-currency basis.

Company-Wide Operating Results

Net revenue for the second quarter of 2015 decreased 19.4% to $2.92 billion, compared to $3.62 billion in the second quarter of 2014. Consolidated adjusted property EBITDA of $1.02 billion decreased 22.6% in the second quarter of 2015, compared to the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA decreased 16.8% to $1.01 billion in the second quarter of 2015.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the second quarter of 2015 decreased 28.3% to $689.3 million, compared to $961.5 million in the second quarter of 2014.  The decrease in operating income was principally due to softer results across the company's Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the second quarter of 2015 decreased 30.1% to $469.2 million, compared to $671.4 million in the second quarter of 2014, while diluted earnings per share in the second quarter of 2015 decreased 28.9% to $0.59, compared to $0.83 in the prior-year quarter. The decrease in net income attributable to Las Vegas Sands reflected the decline in operating income described above, offset by a $69.1 million decrease in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) decreased to $481.5 million, or $0.60 per diluted share, compared to $690.4 million, or $0.85 per diluted share, in the second quarter of 2014.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. decreased 25.6% to $1.77 billion in the second quarter of 2015, compared to $2.38 billion in the second quarter of 2014. Adjusted property EBITDA for Sands China Ltd. decreased 29.5% to $564.5 million in the second quarter of 2015, compared to $800.6 million in the second quarter of 2014. Net income for Sands China Ltd. decreased 37.3% to $388.7 million in the second quarter of 2015, compared to $620.2 million in the second quarter of 2014.

The Venetian Macao Second Quarter Operating Results

Despite the softer gaming market in Macao, The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property generated adjusted property EBITDA of $255.0 million in the second quarter with an EBITDA margin of 34.5%.  Non-Rolling Chip drop was $1.68 billion for the quarter with a Non-Rolling Chip win percentage of 26.0%.  Rolling Chip volume during the quarter decreased 38.1% to $7.63 billion.  Rolling Chip win percentage was 3.07% in the quarter, below the 3.45% experienced in the prior-year quarter. Slot handle decreased 27.7% compared to the second quarter of 2014 to $973.2 million.  Mall revenues increased 14.9% during the quarter to reach $48.5 million.

The following table summarizes the key operating results for The Venetian Macao for the second quarter of  2015 compared to the second quarter of 2014:

	Three Months Ended
The Venetian Macao Operations	June 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$633.6	$927.6	$(294.0)	-31.7%
Rooms	51.0	61.2	(10.2)	-16.7%
Food and Beverage	19.7	23.7	(4.0)	-16.9%
Mall	48.5	42.2	6.3	14.9%
Convention, Retail and Other	21.6	21.3	0.3	1.4%
Less - Promotional Allowances	(34.9)	(43.3)	8.4	19.4%
Net Revenues	$739.5	$1,032.7	$(293.2)	-28.4%

Adjusted Property EBITDA	$255.0	$402.1	$(147.1)	-36.6%
EBITDA Margin %	34.5%	38.9%		-4.4 pts

Operating Income	$210.9	$361.2	$(150.3)	-41.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,632.9	$12,329.7	$(4,696.8)	-38.1%
Rolling Chip Win %(1)	3.07%	3.45%		-0.38 pts

Non-Rolling Chip Drop	$1,677.0	$2,234.9	$(557.9)	-25.0%
Non-Rolling Chip Win %	26.0%	25.7%		0.3 pts

Slot Handle	$973.2	$1,345.9	$(372.7)	-27.7%
Slot Hold %	4.9%	5.0%		-0.1 pts

Hotel Statistics

Occupancy %	82.2%	89.1%		-6.9 pts
Average Daily Rate (ADR)	$239	$262	$(23)	-8.8%
Revenue per Available Room (RevPAR)	$196	$233	$(37)	-15.9%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Second Quarter Operating Results

Net revenues and adjusted property EBITDA for the second quarter of 2015 at Sands Cotai Central were $554.2 million and $164.2 million, respectively, resulting in an EBITDA margin of 29.6%.

Non-Rolling Chip drop was $1.46 billion in the second quarter with a Non-Rolling Chip win percentage of 22.4%.  Rolling Chip volume was $4.83 billion for the quarter with a Rolling Chip win percentage of 3.43%.  Slot handle was $1.50 billion for the quarter. Mall revenues increased 30.1% during the quarter to reach $14.7 million.  Hotel occupancy was 78.7% with ADR of $156.

The following table summarizes our key operating results for Sands Cotai Central for the second quarter of 2015 compared to the second quarter of 2014:

	Three Months Ended
Sands Cotai Central Operations	June 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$484.4	$712.8	$(228.4)	-32.0%
Rooms	63.3	73.2	(9.9)	-13.5%
Food and Beverage	23.7	30.5	(6.8)	-22.3%
Mall	14.7	11.3	3.4	30.1%
Convention, Retail and Other	5.4	6.8	(1.4)	-20.6%
Less - Promotional Allowances	(37.3)	(49.8)	12.5	25.1%
Net Revenues	$554.2	$784.8	$(230.6)	-29.4%

Adjusted Property EBITDA	$164.2	$249.0	$(84.8)	-34.1%
EBITDA Margin %	29.6%	31.7%		-2.1 pts

Operating Income	$88.2	$173.2	$(85.0)	-49.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,826.6	$12,404.4	$(7,577.8)	-61.1%
Rolling Chip Win %(1)	3.43%	2.97%		0.46 pts

Non-Rolling Chip Drop	$1,462.6	$1,881.7	$(419.1)	-22.3%
Non-Rolling Chip Win %	22.4%	21.5%		0.9 pts

Slot Handle	$1,500.6	$1,966.7	$(466.1)	-23.7%
Slot Hold %	3.6%	3.5%		0.1 pts

Hotel Statistics

Occupancy %	78.7%	84.9%		-6.2 pts
Average Daily Rate (ADR)	$156	$169	$(13)	-7.7%
Revenue per Available Room (RevPAR)	$123	$143	$(20)	-14.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao and Plaza Casino Second Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $74.3 million in the second quarter of 2015, an increase of 9.3% compared to the year-ago quarter.  Non-Rolling Chip drop was $276.8 million, while Non-Rolling Chip win percentage was 21.8%.  Rolling Chip volume was $4.18 billion for the quarter. Rolling Chip win percentage was 3.58% in the quarter, above the 3.08% experienced in the prior-year quarter. Slot handle decreased to $126.8 million during the quarter. Mall revenue increased 25.4% during the quarter to reach $31.1 million.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the second quarter of 2015 compared to the second quarter of 2014:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	June 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$167.0	$197.7	$(30.7)	-15.5%
Rooms	10.9	12.0	(1.1)	-9.2%
Food and Beverage	6.4	7.3	(0.9)	-12.3%
Mall	31.1	24.8	6.3	25.4%
Convention, Retail and Other	0.8	0.9	(0.1)	-11.1%
Less - Promotional Allowances	(12.1)	(14.2)	2.1	14.8%
Net Revenues	$204.1	$228.5	$(24.4)	-10.7%

Adjusted Property EBITDA	$74.3	$68.0	$6.3	9.3%
EBITDA Margin %	36.4%	29.7%		6.7 pts

Operating Income	$61.9	$55.2	$6.7	12.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,180.8	$5,647.9	$(1,467.1)	-26.0%
Rolling Chip Win %(1)	3.58%	3.08%		0.50 pts

Non-Rolling Chip Drop	$276.8	$366.6	$(89.8)	-24.5%
Non-Rolling Chip Win %	21.8%	21.9%		-0.1 pts

Slot Handle	$126.8	$170.4	$(43.6)	-25.6%
Slot Hold %	6.1%	6.5%		-0.4 pts

Hotel Statistics

Occupancy %	83.4%	85.8%		-2.4 pts
Average Daily Rate (ADR)	$382	$410	$(28)	-6.8%
Revenue per Available Room (RevPAR)	$319	$352	$(33)	-9.4%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Second Quarter Operating Results

Sands Macao’s adjusted property EBITDA was $66.3 million. Non-Rolling Chip drop was $769.1 million during the quarter, while slot handle was $658.6 million. Rolling Chip volume was $2.33 billion for the quarter. The property realized 3.91% win on Rolling Chip volume during the quarter, above the 3.20% generated in the year-ago quarter.

The following table summarizes our key operating results for Sands Macao for the second quarter of 2015 compared to the second quarter of 2014:

	Three Months Ended
Sands Macao Operations	June 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$236.0	$307.0	$(71.0)	-23.1%
Rooms	5.7	5.5	0.2	3.6%
Food and Beverage	7.9	10.0	(2.1)	-21.0%
Convention, Retail and Other	2.0	2.5	(0.5)	-20.0%
Less - Promotional Allowances	(10.0)	(12.2)	2.2	18.0%
Net Revenues	$241.6	$312.8	$(71.2)	-22.8%

Adjusted Property EBITDA	$66.3	$82.3	$(16.0)	-19.4%
EBITDA Margin %	27.4%	26.3%		1.1 pts

Operating Income	$56.1	$73.0	$(16.9)	-23.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,328.2	$4,651.5	$(2,323.3)	-49.9%
Rolling Chip Win %(1)	3.91%	3.20%		0.71 pts

Non-Rolling Chip Drop	$769.1	$1,081.3	$(312.2)	-28.9%
Non-Rolling Chip Win %	19.9%	17.5%		2.4 pts

Slot Handle	$658.6	$832.4	$(173.8)	-20.9%
Slot Hold %	3.6%	3.7%		-0.1 pts

Hotel Statistics

Occupancy %	99.6%	98.5%		1.1 pts
Average Daily Rate (ADR)	$219	$216	$3	1.4%
Revenue per Available Room (RevPAR)	$218	$213	$5	2.3%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Second Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $363.3 million.  On a constant-currency basis, adjusted property EBITDA decreased 6.4% (on a constant-currency basis, hold-normalized adjusted property EBITDA increased 6.1% compared to the prior-year quarter).   Rolling Chip win percentage of 2.78% in the second quarter of 2015 was within the expected range but below the 3.45% achieved in the second quarter of 2014. Rolling Chip volume was $9.51 billion for the quarter.

Non-Rolling Chip drop was $1.05 billion during the quarter with a Non-Rolling Chip win percentage of 27.5%. Slot handle decreased 0.2% to $3.06 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased 1.1% to $4.73 million, compared to $4.68 million in the second quarter of 2014.

ADR decreased to $377 during the quarter and occupancy decreased to 95.9%, resulting in a RevPAR decrease of 10.9% compared to the same quarter last year.  The impact of the stronger U.S. dollar impacted both the ADR and RevPAR figures.

The following table summarizes our key operating results for Marina Bay Sands for the second quarter of 2015 compared to the second quarter of 2014:

	Three Months Ended
Marina Bay Sands Operations	June 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$565.7	$646.4	$(80.7)	-12.5%
Rooms	82.7	93.1	(10.4)	-11.2%
Food and Beverage	41.3	46.7	(5.4)	-11.6%
Mall	40.4	40.3	0.1	0.2%
Convention, Retail and Other	24.4	27.5	(3.1)	-11.3%
Less - Promotional Allowances	(41.5)	(49.3)	7.8	15.8%
Net Revenues	$713.0	$804.7	$(91.7)	-11.4%

Adjusted Property EBITDA	$363.3	$417.8	$(54.5)	-13.0%
EBITDA Margin %	50.9%	51.9%		-1.0 pts

Operating Income	$277.2	$308.8	$(31.6)	-10.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,505.8	$10,446.5	$(940.7)	-9.0%
Rolling Chip Win %(1)	2.78%	3.45%		-0.67 pts

Non-Rolling Chip Drop	$1,047.6	$1,106.3	$(58.7)	-5.3%
Non-Rolling Chip Win %	27.5%	24.8%		2.7 pts

Slot Handle	$3,061.8	$3,066.7	$(4.9)	-0.2%
Slot Hold %	4.6%	4.9%		-0.3 pts

Hotel Statistics

Occupancy %	95.9%	99.1%		-3.2 pts
Average Daily Rate (ADR)	$377	$409	$(32)	-7.8%
Revenue per Available Room (RevPAR)	$361	$405	$(44)	-10.9%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Second Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $54.2 million for the quarter.  On a hold-normalized basis, adjusted property EBITDA in the quarter increased 21.1% year-over-year to $85.3 million.  Hotel ADR increased 3.6% year-over-year to reach $231 in the quarter, while occupancy increased to 92.6%.  RevPAR increased 6.5% to $214 in the quarter.  Table games drop, which reflected a solid quarter for non-Baccarat play, increased 6.0% in the quarter to $466.5 million, while slot handle increased 15.4% to $558.3 million.

The following table summarizes our key operating results for our Las Vegas operations for the second quarter of 2015 compared to the second quarter of 2014:

	Three Months Ended
Las Vegas Operations	June 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$86.5	$104.3	$(17.8)	-17.1%
Rooms	133.9	126.5	7.4	5.8%
Food and Beverage	72.5	69.0	3.5	5.1%
Convention, Retail and Other	75.2	74.7	0.5	0.7%
Less - Promotional Allowances	(22.1)	(21.4)	(0.7)	-3.3%
Net Revenues	$346.0	$353.1	$(7.1)	-2.0%

Adjusted Property EBITDA	$54.2	$66.1	$(11.9)	-18.0%
EBITDA Margin %	15.7%	18.7%		-3.0 pts

Operating Income	$41.8	$54.9	$(13.1)	-23.9%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$466.5	$440.0	$26.5	6.0%
Table Games Win %(1)	11.2%	18.2%		-7.0 pts

Slot Handle	$558.3	$483.6	$74.7	15.4%
Slot Hold %	8.4%	8.3%		0.1 pts

Hotel Statistics

Occupancy %	92.6%	90.1%		2.5 pts
Average Daily Rate (ADR)	$231	$223	$8	3.6%
Revenue per Available Room (RevPAR)	$214	$201	$13	6.5%

(1)
This compares to our expected Baccarat win percentage of 21.0% to 29.0% and our expected non-Baccarat win percentage of 16.0% to 20.0% in the current year quarter (calculated before discounts). Our expected Baccarat win percentage in the prior-year quarter was 22.0% to 30.0% and our expected non-Baccarat win percentage was 14.0% to 18.0% (calculated before discounts).

Sands Bethlehem Second Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 9.0% to $137.5 million and adjusted property EBITDA increased 22.2% to $34.1 million for the quarter. Table games drop increased 10.1% to $286.9 million for the quarter, while table games win percentage was 17.2%, which was higher than the 16.1% realized in the second quarter of 2014. Slot handle increased 7.2% year-over-year to $1.09 billion for the quarter with a slot hold percentage of 7.0%.

The following table summarizes our key operating results for Sands Bethlehem for the second quarter of 2015 compared to the second quarter of 2014:

	Three Months Ended
Sands Bethlehem Operations	June 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$128.4	$117.1	$11.3	9.6%
Rooms	3.8	3.5	0.3	8.6%
Food and Beverage	6.9	6.9	-	0.0%
Mall	0.9	0.8	0.1	12.5%
Convention, Retail and Other	4.8	4.4	0.4	9.1%
Less - Promotional Allowances	(7.3)	(6.6)	(0.7)	-10.6%
Net Revenues	$137.5	$126.1	$11.4	9.0%

Adjusted Property EBITDA	$34.1	$27.9	$6.2	22.2%
EBITDA Margin %	24.8%	22.1%		2.7 pts

Operating Income	$27.3	$20.2	$7.1	35.1%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$286.9	$260.6	$26.3	10.1%
Table Games Win %(1)	17.2%	16.1%		1.1 pts

Slot Handle	$1,091.4	$1,018.3	$73.1	7.2%
Slot Hold %	7.0%	7.2%		-0.2 pts

Hotel Statistics

Occupancy %	91.9%	87.2%		4.7 pts
Average Daily Rate (ADR)	$152	$144	$8	5.6%
Revenue per Available Room (RevPAR)	$140	$126	$14	11.1%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $134.4 million for the second quarter of 2015, an increase of 13.6% compared to the second quarter of 2014.  Operating profit derived from these retail mall assets increased 18.2% for the quarter compared to the quarter one year ago, reaching $119.4 million.

	For The Three Months Ended June 30, 2015						TTM June 30, 2015
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$48.3	$43.1	89.2%	780,044		97.8%	$1,578

Shoppes at Four Seasons
Luxury Retail	20.4	19.2	94.1%	142,562		100.0%	5,589
Other Stores	10.7	10.0	93.5%	115,053		100.0%	2,646
Total	31.1	29.2	93.9%	257,615		100.0%	4,924

Shoppes at Cotai Central	14.6	12.6	86.3%	331,466	(3)	97.8%	1,004
Total Cotai Strip in Macao	94.0	84.9	90.3%	1,369,125		98.2%	1,966

The Shoppes at Marina Bay Sands	40.4	34.5	85.4%	644,590		93.6%	1,393

Total	$134.4	$119.4	88.8%	2,013,715		96.7%	$1,789

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $4.8 million during the quarter, compared to a loss of $0.5 million in the second quarter of 2014.

Pre-opening expense was $10.7 million in the second quarter of 2015, compared to $16.1 million in the second quarter of 2014.

Depreciation and amortization expense was $248.6 million in the second quarter of 2015, compared to $264.0 million in the second quarter of 2014.

Interest expense, net of amounts capitalized, was $65.8 million for the second quarter of 2015, compared to $69.6 million in the prior-year quarter. Capitalized interest was $5.5 million during the second quarter of 2015, compared to $1.5 million during the second quarter of 2014.  Our weighted average borrowing cost in the second quarter of 2015 was approximately 2.9%.

Corporate expense was $44.6 million in the second quarter of 2015, compared to $45.1 million in the second quarter of 2014.

Other expense, which was principally composed of foreign currency losses, was $0.2 million in the second quarter of 2015, compared to income of $2.2 million in the second quarter of 2014.

The company’s effective income tax rate for the second quarter of 2015 was 7.3%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the second quarter of 2015 of $112.3 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of June 30, 2015 were $2.82 billion.

As of June 30, 2015, total debt outstanding, including the current portion, was $9.82 billion.

Capital Expenditures

Capital expenditures during the second quarter totaled $351.9 million, including construction, development and maintenance activities of $282.7 million in Macao, $32.7 million at Marina Bay Sands, $30.6 million in Las Vegas, and $5.9 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, July 22, 2015 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our ability to meet certain development deadlines, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through our majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through our Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2015 Results
Non-GAAP Reconciliations

Within the company’s second quarter 2015 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues:
Casino	$2,301,498	$3,012,810	$4,678,186	$6,384,875
Rooms	351,259	375,116	722,672	775,338
Food and beverage	178,418	194,196	367,829	396,983
Mall	135,282	119,073	263,096	228,104
Convention, retail and other	125,514	125,829	259,651	263,205
	3,091,971	3,827,024	6,291,434	8,048,505
Less - promotional allowances	(170,550)	(202,674)	(358,391)	(413,771)
	2,921,421	3,624,350	5,933,043	7,634,734
Operating expenses:
Resort operations	1,913,909	2,319,757	3,878,998	4,858,049
Corporate	44,565	45,123	89,788	95,800
Pre-opening	10,654	16,141	20,233	20,441
Development	2,348	4,217	3,881	5,909
Depreciation and amortization	248,592	264,016	502,514	525,063
Amortization of leasehold interests in land	9,485	10,040	19,323	20,066
Loss on disposal of assets	2,558	3,596	17,881	4,121
	2,232,111	2,662,890	4,532,618	5,529,449
Operating income	689,310	961,460	1,400,425	2,105,285
Other income (expense):
Interest income	4,062	5,697	10,440	11,500
Interest expense, net of amounts capitalized	(65,801)	(69,590)	(132,056)	(140,716)
Other income (expense)	(151)	2,194	15,314	(2,463)
Loss on modification or early retirement of debt	-	-	-	(17,964)
Income before income taxes	627,420	899,761	1,294,123	1,955,642
Income tax expense	(45,929)	(46,917)	(101,594)	(106,070)
Net income	581,491	852,844	1,192,529	1,849,572
Net income attributable to noncontrolling interests	(112,318)	(181,410)	(211,433)	(401,953)
Net income attributable to Las Vegas Sands Corp.	$469,173	$671,434	$981,096	$1,447,619

Earnings per share:
Basic	$0.59	$0.83	$1.23	$1.79
Diluted	$0.59	$0.83	$1.23	$1.78

Weighted average shares outstanding:
Basic	797,715,773	807,038,086	797,827,230	810,881,047
Diluted	798,552,917	809,224,051	798,731,400	813,304,140
Dividends declared per common share	$0.65	$0.50	$1.30	$1.00

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

	Three Months Ended June 30, 2015

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$210,937	$38,204	$1,640	$227	$-	$-	$3,982	$-	$254,990
Sands Cotai Central	88,184	68,932	1,931	214	2,905	-	2,044	-	164,210
Four Seasons Hotel Macao and Plaza Casino	61,915	9,571	700	6	1,540	-	602	-	74,334
Sands Macao	56,102	9,054	373	198	-	-	557	-	66,284
Macao Property Operations	417,138	125,761	4,644	645	4,445	-	7,185	-	559,818
Marina Bay Sands	277,187	58,887	4,227	(34)	464	22,306	217	-	363,254
United States:
Las Vegas Operating Properties	41,838	44,821	-	1,947	158	(35,723)	1,125	-	54,166
Sands Bethlehem	27,301	6,757	-	-	41	-	-	-	34,099
United States Property Operations	69,139	51,578	-	1,947	199	(35,723)	1,125	-	88,265
Other Asia (2)	(12,411)	3,473	-	-	-	13,640	119	-	4,821
Other Development	(8,668)	160	614	-	7,894	-	-	-	-
Corporate	(53,075)	8,733	-	-	-	(223)	-	44,565	-
	$689,310	$248,592	$9,485	$2,558	$13,002	$-	$8,646	$44,565	$1,016,158

	Three Months Ended June 30, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$361,191	$36,195	$1,653	$457	$-	$-	$2,561	$-	$402,057
Sands Cotai Central	173,198	68,027	2,153	291	3,982	-	1,322	-	248,973
Four Seasons Hotel Macao and Plaza Casino	55,219	9,919	706	14	1,805	-	291	-	67,954
Sands Macao	73,047	8,430	353	35	-	-	454	-	82,319
Macao Property Operations	662,655	122,571	4,865	797	5,787	-	4,628	-	801,303
Marina Bay Sands	308,829	75,369	4,553	3,335	-	24,284	1,408	-	417,778
United States:
Las Vegas Operating Properties	54,919	45,974	-	(434)	-	(36,242)	1,898	-	66,115
Sands Bethlehem	20,208	7,746	-	(102)	63	-	-	-	27,915
United States Property Operations	75,127	53,720	-	(536)	63	(36,242)	1,898	-	94,030
Other Asia (2)	(16,348)	3,559	-	-	5	12,200	116	-	(468)
Other Development	(15,283)	158	622	-	14,503	-	-	-	-
Corporate	(53,520)	8,639	-	-	-	(242)	-	45,123	-
	$961,460	$264,016	$10,040	$3,596	$20,358	$-	$8,050	$45,123	$1,312,643

	Six Months Ended June 30, 2015

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$430,967	$76,320	$3,306	$8,800	$-	$-	$5,539	$-	$524,932
Sands Cotai Central	164,607	140,615	4,078	3,527	4,778	-	2,515	-	320,120
Four Seasons Hotel Macao and Plaza Casino	93,850	19,312	1,420	13	3,432	-	779	-	118,806
Sands Macao	100,833	18,082	740	3,204	-	-	803	-	123,662
Macao Property Operations	790,257	254,329	9,544	15,544	8,210	-	9,636	-	1,087,520
Marina Bay Sands	596,204	123,303	8,552	240	716	49,082	429	-	778,526
United States:
Las Vegas Operating Properties	112,253	87,158	-	2,191	294	(75,871)	2,250	-	128,275
Sands Bethlehem	50,501	13,458	-	(94)	53	-	74	-	63,992
United States Property Operations	162,754	100,616	-	2,097	347	(75,871)	2,324	-	192,267
Other Asia (2)	(26,142)	6,983	-	-	-	27,280	232	-	8,353
Other Development	(16,390)	322	1,227	-	14,841	-	-	-	-
Corporate	(106,258)	16,961	-	-	-	(491)	-	89,788	-
	$1,400,425	$502,514	$19,323	$17,881	$24,114	$-	$12,621	$89,788	$2,066,666

	Six Months Ended June 30, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$790,802	$72,433	$3,306	$604	$-	$-	$4,996	$-	$872,141
Sands Cotai Central	368,294	134,132	4,306	611	4,397	-	2,439	-	514,179
Four Seasons Hotel Macao and Plaza Casino	155,136	19,697	1,412	52	4,134	-	564	-	180,995
Sands Macao	155,352	16,684	707	118	-	-	896	-	173,757
Macao Property Operations	1,469,584	242,946	9,731	1,385	8,531	-	8,895	-	1,741,072
Marina Bay Sands	640,283	146,840	9,092	3,373	-	50,536	2,815	-	852,939
United States:
Las Vegas Operating Properties	123,512	93,512	-	(719)	97	(74,431)	3,796	-	145,767
Sands Bethlehem	37,552	16,918	-	(67)	65	-	(22)	-	54,446
United States Property Operations	161,064	110,430	-	(786)	162	(74,431)	3,774	-	200,213
Other Asia (2)	(33,785)	7,147	-	149	34	24,400	173	-	(1,882)
Other Development	(19,175)	309	1,243	-	17,623	-	-	-	-
Corporate	(112,686)	17,391	-	-	-	(505)	-	95,800	-
	$2,105,285	$525,063	$20,066	$4,121	$26,350	$-	$15,657	$95,800	$2,792,342

(1)
During the three months ended June 30, 2015 and 2014, the Company recorded stock-based compensation expense of $15.0 million and $10.1 million, respectively, of which $5.8 million and $1.9 million, respectively, is included in corporate expense and $0.6 million and $0.1 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the six months ended June 30, 2015 and 2014, the Company recorded stock-based compensation expense of $27.2 million and $26.2 million, respectively, of which $13.9 million and $10.3 million, respectively, is included in corporate expense and $0.7 million and $0.2 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended June 30, 2015

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$559,818	$(78,741)	$45,412	$526,489
Marina Bay Sands	363,254	-	-	363,254
United States:
Las Vegas Operating Properties	54,166	37,839	(6,733)	85,272
Sands Bethlehem	34,099	-	-	34,099
United States Property Operations	88,265	37,839	(6,733)	119,371
Other Asia	4,821	-	-	4,821
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,016,158	$(40,902)	$38,679	$1,013,935

	Three Months Ended June 30, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$801,303	$(100,819)	$52,012	$752,496
Marina Bay Sands	417,778	(61,764)	12,459	368,473
United States:
Las Vegas Operating Properties	66,115	5,196	(913)	70,398
Sands Bethlehem	27,915	-	-	27,915
United States Property Operations	94,030	5,196	(913)	98,313
Other Asia	(468)	-	-	(468)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,312,643	$(157,387)	$63,558	$1,218,814

(1)
For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 25.0% for Baccarat and 18.0% for non-Baccarat for 2015 and 26.0% for Baccarat and 16.0% for non-Baccarat for 2014.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 21.0% to 29.0% and 16.0% to 20.0%, respectively, for 2015 and 22.0% to 30.0% and 14.0% to 18.0%, respectively, for 2014.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)
Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income attributable to Las Vegas Sands Corp.	$469,173	$671,434	$981,096	$1,447,619
Add (deduct):
Net income attributable to noncontrolling interests	112,318	181,410	211,433	401,953
Income tax expense	45,929	46,917	101,594	106,070
Loss on modification or early retirement of debt	-	-	-	17,964
Other (income) expense	151	(2,194)	(15,314)	2,463
Interest expense, net of amounts capitalized	65,801	69,590	132,056	140,716
Interest income	(4,062)	(5,697)	(10,440)	(11,500)
Loss on disposal of assets	2,558	3,596	17,881	4,121
Amortization of leasehold interests in land	9,485	10,040	19,323	20,066
Depreciation and amortization	248,592	264,016	502,514	525,063
Development expense	2,348	4,217	3,881	5,909
Pre-opening expense	10,654	16,141	20,233	20,441
Stock-based compensation (1)	8,646	8,050	12,621	15,657
Corporate expense	44,565	45,123	89,788	95,800
Adjusted Property EBITDA	$1,016,158	$1,312,643	$2,066,666	$2,792,342

Hold-normalized casino revenue (2)	(40,902)	(157,387)
Hold-normalized casino expense (2)	38,679	63,558
Hold-Normalized Adjusted Property EBITDA	$1,013,935	$1,218,814

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
The Venetian Macao	$739,454	$1,032,746	$1,526,645	$2,217,337
Sands Cotai Central	554,231	784,776	1,125,995	1,612,359
Four Seasons Hotel Macao and Plaza Casino	204,116	228,492	365,367	598,508
Sands Macao	241,554	312,842	466,925	626,803
Marina Bay Sands	713,042	804,690	1,497,858	1,640,113
Las Vegas Operating Properties	346,016	353,075	722,399	735,733
Sands Bethlehem	137,502	126,123	265,201	243,306
Other Asia	38,527	36,686	74,006	71,847
Intersegment Eliminations	(53,021)	(55,080)	(111,353)	(111,272)
	$2,921,421	$3,624,350	$5,933,043	$7,634,734

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
The Venetian Macao	34.5%	38.9%	34.4%	39.3%
Sands Cotai Central	29.6%	31.7%	28.4%	31.9%
Four Seasons Hotel Macao and Plaza Casino	36.4%	29.7%	32.5%	30.2%
Sands Macao	27.4%	26.3%	26.5%	27.7%
Marina Bay Sands	50.9%	51.9%	52.0%	52.0%
Las Vegas Operating Properties	15.7%	18.7%	17.8%	19.8%
Sands Bethlehem	24.8%	22.1%	24.1%	22.4%
Other Asia	12.5%	-1.3%	11.3%	-2.6%

Total	34.8%	36.2%	34.8%	36.6%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income attributable to Las Vegas Sands Corp.	$469,173	$671,434	$981,096	$1,447,619

Pre-opening expense, net	7,577	11,343	14,359	14,395
Development expense, net	2,348	4,217	3,881	5,909
Loss on disposal of assets, net	2,365	3,358	13,233	3,708
Loss on modification or early retirement of debt, net	-	-	-	12,611
Adjusted net income	$481,463	$690,352	$1,012,569	$1,484,242

Hold-normalized casino revenue (1)	(40,902)	(157,387)
Hold-normalized casino expense (1)	38,679	63,558
Income tax impact on hold adjustments	-	8,382
Noncontrolling interest impact on hold adjustments	9,959	14,569
Hold-normalized adjusted net income	$489,199	$619,474

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.59	$0.83	$1.23	$1.78

Pre-opening expense, net	0.01	0.01	0.02	0.02
Development expense, net	-	0.01	-	0.01
Loss on disposal of assets, net	-	-	0.02	-
Loss on modification or early retirement of debt, net	-	-	-	0.01
Adjusted earnings per diluted share	$0.60	$0.85	$1.27	$1.82

Hold-normalized casino revenue	(0.05)	(0.19)
Hold-normalized casino expense	0.05	0.08
Income tax impact on hold adjustments	-	0.01
Noncontrolling interest impact on hold adjustments	0.01	0.02
Hold-normalized adjusted earnings per diluted share	$0.61	$0.77

Weighted average diluted shares outstanding	798,552,917	809,224,051	798,731,400	813,304,140

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Room Statistics:
The Venetian Macao:
Occupancy %	82.2%	89.1%	84.0%	91.7%
Average daily room rate (ADR) (1)	$239	$262	$255	$265
Revenue per available room (RevPAR) (2)	$196	$233	$214	$243

Sands Cotai Central:
Occupancy %	78.7%	84.9%	80.1%	86.9%
Average daily room rate (ADR) (1)	$156	$169	$164	$173
Revenue per available room (RevPAR) (2)	$123	$143	$132	$150

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	83.4%	85.8%	80.2%	86.4%
Average daily room rate (ADR) (1)	$382	$410	$395	$419
Revenue per available room (RevPAR) (2)	$319	$352	$317	$363

Sands Macao:
Occupancy %	99.6%	98.5%	99.0%	97.6%
Average daily room rate (ADR) (1)	$219	$216	$222	$254
Revenue per available room (RevPAR) (2)	$218	$213	$220	$248

Marina Bay Sands:
Occupancy %	95.9%	99.1%	95.4%	99.2%
Average daily room rate (ADR) (1)	$377	$409	$396	$418
Revenue per available room (RevPAR) (2)	$361	$405	$377	$415

Las Vegas Operating Properties:
Occupancy %	92.6%	90.1%	89.4%	89.5%
Average daily room rate (ADR) (1)	$231	$223	$237	$232
Revenue per available room (RevPAR) (2)	$214	$201	$212	$207

Sands Bethlehem:
Occupancy %	91.9%	87.2%	88.2%	78.0%
Average daily room rate (ADR) (1)	$152	$144	$151	$145
Revenue per available room (RevPAR) (2)	$140	$126	$133	$113

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$12,182	$16,926	$12,616	$18,044
Slot machine win per unit per day (4)	$249	$358	$263	$373
Average number of table games	605	649	604	662
Average number of slot machines	2,118	2,050	2,114	2,088

Sands Cotai Central:
Table games win per unit per day (3)	$10,806	$17,171	$10,872	$18,744
Slot machine win per unit per day (4)	$353	$432	$347	$410
Average number of table games	501	495	509	479
Average number of slot machines	1,694	1,748	1,701	1,822

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$18,862	$21,994	$16,320	$29,792
Slot machine win per unit per day (4)	$548	$790	$517	$805
Average number of table games	122	127	127	128
Average number of slot machines	154	153	150	162

Sands Macao:
Table games win per unit per day (3)	$9,409	$14,695	$9,043	$14,271
Slot machine win per unit per day (4)	$274	$375	$288	$343
Average number of table games	285	253	285	261
Average number of slot machines	944	914	931	999

Marina Bay Sands:
Table games win per unit per day (3)	$10,471	$11,311	$11,011	$11,793
Slot machine win per unit per day (4)	$641	$713	$657	$700
Average number of table games	580	617	590	631
Average number of slot machines	2,439	2,335	2,397	2,363

Las Vegas Operating Properties:
Table games win per unit per day (3)	$2,342	$3,737	$3,182	$3,945
Slot machine win per unit per day (4)	$231	$185	$223	$187
Average number of table games	245	236	244	237
Average number of slot machines	2,227	2,385	2,250	2,385

Sands Bethlehem:
Table games win per unit per day (3)	$3,069	$2,808	$2,964	$2,774
Slot machine win per unit per day (4)	$279	$266	$270	$257
Average number of table games	177	164	177	163
Average number of slot machines	3,013	3,012	3,013	3,011

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6